UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement
Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

Hollywood Media Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 15, 2010

Dear Fellow Shareholder:

According to our latest records, we have not yet received your proxy for the important Special Meeting of Hollywood Media Corp. on December 10, 2010, at which Your Board of Directors has unanimously recommended that shareholders vote FOR the proposed sale of Theatre Direct NY, Inc. to Key Brand Entertainment Inc.

Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

Thank you for your cooperation.

Very truly yours,
Mitchell Rubenstein
Chairman and Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the easy instructions on the enclosed card.

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

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